UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 14, 2016
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 15, 2016, Discovery Laboratories, Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation to change its corporate name to Windtree Therapeutics, Inc. effective on April 19, 2016, and to consolidate a prior amendment that was already in effect.  The name change was made pursuant to Section 245 of the Delaware General Corporation Law.  A copy of the Amended and Restated Certificate of Incorporation is attached to this Current Report on Form 8-K as Exhibit 3.1.  In addition, the Amended and Restated By-laws of the Company were also amended and restated effective on April 19, 2016, to reflect the name change to Windtree Therapeutics, Inc.  A copy of the By-laws, as amended and restated, is attached hereto as Exhibit 3.2.

On April 14, 2016, the Company filed with the State of Delaware a Certificate of Elimination (the “Certificate of Elimination”) of the Certificate of Designations, Preferences and Rights filed on February 6, 2004 (the “Certificate of Designations”), relating to the designation of 50,000 shares of the Company's Preferred Stock of the Company, par value $.001 per share, as Series A Junior Participating Cumulative Preferred Stock (the “Series A Junior Preferred Stock”).  In 2004, the Company entered into a Rights Agreement (the "Rights Agreement") dated as of February 6, 2004, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, whereby the Company made dividends of preferred stock purchase rights (the "Rights") to the Company's stockholders.  The Rights Agreement expired for all purposes on February 6, 2014 and no shares of Series A Junior Preferred Stock were ever issued, whether pursuant to an exercise of a Right or otherwise.  The Board of Directors of the Company directed the filing of the Certificate of Elimination to remove the Certificate of Designations from the Company’s Certificate of Incorporation.  The foregoing descriptions of the Certificate of Designations and the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designations and the Rights Agreement, which were filed as Exhibit 2.2 and 2.4, respectively, to the Company’s Registration Statement on Form 8-A filed with the SEC on February 6, 2004.  The foregoing description of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is attached as Exhibit 3.3 to this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On April 18, 2016, the Company issued a press release announcing that it has changed its corporate name to Windtree Therapeutics, Inc.  In connection with this announcement, the Company launched a new website under the name windtreetx.com.  The Company also posted to this website a new corporate presentation.  A copy of the presentation materials is attached as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Discovery Laboratories, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.	Other Events.

On April 18, 2016, the Company issued a press release announcing that it has changed its corporate name to Windtree Therapeutics, Inc.  A copy of the press release is attached as Exhibit 99.2 hereto and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Windtree Therapeutics, Inc., effective April 19, 2016.

3.2	Amended and Restated By-Laws of Windtree Therapeutics, Inc., effective April 19, 2016.

3.3	Certificate of Elimination of the Certificate of Designation of Preferred Stock of the Company dated April 14, 2016.

99.1	Slide presentation dated April 18, 2016.

99.2	Press release dated April 18, 2016.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

	By:	/s/ Craig E. Fraser
Name: Craig E. Fraser
Title: President and Chief Executive Officer

Date: April 18, 2016